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                                                                    EXHIBIT 99.1


CONTACT: Stockholder Relations                             FOR IMMEDIATE RELEASE
         214/874-2354

                          CAPSTEAD MORTGAGE CORPORATION
                         ANNOUNCES PRIVATE PLACEMENT OF
                    $35 MILLION OF TRUST PREFERRED SECURITIES

            DALLAS - September 26, 2005 - Capstead Mortgage Corporation (NYSE:
CMO) announced today that it has issued and sold in a private placement $35 million of trust preferred securities through a newly formed trust, Capstead Mortgage Trust I, organized under Delaware law. The trust preferred securities will require quarterly distributions and will bear an interest rate of 8.19% through October 30, 2015. Subsequent to October 30, 2015, the securities will bear interest at prevailing three-month rates plus 3.50% and will mature on October 30, 2035. The securities are redeemable, in whole or in part, without penalty, at the option of Capstead any time on or after October 30, 2010.

            Commenting on the issuance, Andrew F. Jacobs, President and Chief Executive Officer, stated, "We are very pleased to be able to issue 10-year fixed, 20-year floating unsecured debt at such attractive terms, including the option to redeem some or all of it after five years. We intend to use the proceeds of this private placement to augment our existing portfolio of primarily adjustable-rate mortgage ("ARM") securities with acquisitions of additional ARM securities as well as other real estate-related investments that can provide attractive risk-adjusted returns over the long term."

                                 ABOUT CAPSTEAD

            Capstead Mortgage Corporation is a real estate investment trust headquartered in Dallas, Texas. Capstead earns income from investing in real estate-related assets on a leveraged basis and from other investment strategies. These investments currently consist primarily of, but are not limited to, residential ARM securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Capstead also seeks to opportunistically invest a portion of its equity in credit-sensitive commercial real estate-related assets, including, but not limited to, direct ownership interests in commercial real estate as well as mezzanine loans and other junior liens on commercial real estate.

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                           FORWARD-LOOKING STATEMENTS

            This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and unforeseen factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, the availability of new equity capital, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. In addition to the above considerations, actual results and liquidity related to direct investments in commercial real estate and investments in loans secured by commercial real estate are affected by lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs, among other factors.

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